UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2017

CONTINENTAL RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Oklahoma	001-32886	73-0767549
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

20 N. Broadway Oklahoma City, Oklahoma	73102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (405) 234-9000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 5, 2017, Glen Brown resigned as Senior Vice President, Exploration of Continental Resources, Inc. (the “Company”), such resignation to be effective the close of business April 7, 2017. The resignation was given in connection with his retirement from the Company. Mr. Brown’s duties will be absorbed by the Company’s management team.

The Company has agreed to accelerate the vesting of 12,000 shares of restricted common stock originally scheduled to vest on May 15, 2017 pursuant to a resignation agreement dated April 7, 2017 between Mr. Brown and the Company (the “Resignation Agreement”). In consideration of the accelerated vesting of the shares described above, Mr. Brown has agreed, among other things, to certain non-solicitation and confidentiality obligations in favor of the Company under the terms of the Resignation Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CONTINENTAL RESOURCES, INC. (Registrant)

Date: April 7, 2017	By:	/s/ John D. Hart
John D. Hart Senior Vice President, Chief Financial Officer and Treasurer

3